QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

McGladrey & Pullen
 Certified Public Accountants

INDEPENDENT AUDITOR'S CONSENT

        We consent to the incorporation by reference in this Registration Statement of QCR Holdings, Inc. on Form S-3 of our report, dated July 26, 2002, appearing in the Annual Report on Form 10-K of QCR Holdings, Inc. for the year ended June 30, 2002. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey & Pullen, LLP

Davenport, Iowa
January 23, 2003

McGladrey & Pullen, LLP is an independent member firm of
RSM International, an affiliation of independent accounting
and consulting firms.

QuickLinks

  Exhibit 23.1